UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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eWellness Healthcare Corporation

(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT

OF

eWELLNESS HEALTHCARE CORPORATION

333 Las Olas Way, Suite 100

Ft. Lauderdale FL 33301

Telephone: (855) 470-1700

To the Holders of Common Stock and Preferred Stock:

This Information Statement (“Information Statement”) is being filed with the Securities and Exchange Commission (the “SEC”) by eWellness Healthcare Corporation, a Nevada corporation (the “Registrant” or “Company”) pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is being furnished to the holders of the Company’s outstanding shares of Common Stock, par value $0.001 per share (the “Common Stock”) and outstanding shares of Series A Voting Preferred Stock, par value $0.001 per share (the “Preferred Stock”). The purpose of this Information Statement is to notify holders of our Common Stock and Preferred Stock as of February 3, 2020 (the “Record Date”), that in lieu of a meeting of stockholders entitled to vote, the Company received the written consent of the Company’s Board of Directors and of certain holders of a majority of the Company’s shares of voting capital stock, consisting of certain Common Stockholders and Preferred Stockholders (the “Majority Consenting Stockholders”). The Series A Voting Preferred Stock has the right to vote in the aggregate, on all shareholder matters, equal to 51% of the total shareholder vote on any and all shareholder matters. The Series A Voting Preferred Stock will be entitled to this 51% voting right no matter how many shares of Common Stock or other voting stock of eWellness Healthcare Corporation voting stock is issued and outstanding in the future. The Series A Voting Preferred Stockholders and certain Common Stockholders holding in the aggregate of 57.65% of the total voting power of all issued and outstanding voting shares of the Company (the “Majority Consenting Stockholders”) together with the unanimous consent of the Company’s Board of Directors, authorized an increase in the number of authorized shares of Common Stock from four billion five hundred million (4,500,000,000) shares of Common Stock to twenty billion (20,000,000,000 shares of Common Stock (the “Authorized Common Stock Share Increase”).

The Certificate of Amendment was authorized and approved by the Joint Written Consent of the Board of Directors and Majority Consenting Stockholders of the Company dated February 3, 2020 (the “Joint Written Consent”), a copy of which is attached hereto as Exhibit A.

This Information Statement will be sent to you for information purposes only and you are not required to take any action.

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By Order of the Board of Directors:

/s/ Darwin Fogt
Darwin Fogt
CEO, President and Director

Ft. Lauderdale, FL
February 4, 2020

eWELLNESS HEALTHCARE CORPORATION

333 Las Olas Way, Suite 100

Ft. Lauderdale FL 33301

Telephone: (855) 470-1700

Information Statement Pursuant to Section 14C of the Securities Exchange Act of 1934

This Information Statement is being filed by eWellness Healthcare Corporation (the “Company” or “Registrant”) with the United States Securities and Exchange Commission (the “SEC”) on February 3, 2020, based upon the Joint Written Consent of the Board of Directors and the Majority Consenting Stockholders of the Company dated February 3, 2020. A copy of the Joint Written Consent is attached as Exhibit A to this Information Statement.

The purpose of this Information Statement is to provide disclosure to our stockholders regarding the corporate actions ratified and approved by the Joint Written Consent, based upon the unanimous approval by our Board of Directors and the consent of the Majority Consenting Stockholders to file an amendment to our Articles of Incorporation, attached hereto as Exhibit B (the “Certificate of Amendment”), to increase in the number of authorized shares of Common Stock, par value $0.001 from four billion five hundred million (4,500,000,000) shares of Common Stock to twenty billion (20,000,000,000) shares of Common Stock (the “Authorized Common Stock Share Increase”), without changing the twenty million (20,000,000 authorized shares of Preferred Stock.

The increase in the Authorized Common Stock Share Increase may be referred to as the “Corporate Action”.

The Joint Written Consent of the Company’s Board of Directors and the Majority Consenting Stockholders approving the Corporate Action was adopted pursuant to the provisions of Section 78.2055 of the Nevada Revised Statute (“NRS”).

Pursuant to Rule 14c-2(b) promulgated by the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”), the actions approved by the Joint Written Consent of the Board of Directors and the Majority Consenting Stockholders cannot become effective until twenty (20) days from the date of mailing of the Definitive Information Statement to our stockholders. This Information Statement shall constitute notice to our stockholders of the above action taken by the Corporation pursuant to the Joint Written Consent.

In accordance with the foregoing, we will mail the Notice of the Corporate Action to the Common Stockholders and Series A Preferred Stockholders on or about February 3, 2020.

Series A Voting Preferred Stock

On September 27, 2019, the Company amended its Articles of Incorporation by filing a Certificate of Designations, Preferences and Rights to authorize 1,000,000 shares of Series A Voting Preferred Stock, par value of $0.001, all of which were issued to the persons set forth on the Joint Written Consent as the holders of all of the Series A Voting Preferred Stock. The Series A Voting Preferred Shares have the right to vote in the aggregate, on all shareholder matters votes equal to 51% of the total shareholder vote on any and all shareholder matters. The Series A Voting Preferred Stock will be entitled to this 51% voting right no matter how many shares of common stock or other voting capital stock of the Company is issued and outstanding in the future.

As of February 4, 2020, the Record Date, there were issued and outstanding (i) 734,004,926 shares of our Common Stock, and (ii) 1,000,000 shares of our Series A Voting Preferred. Based upon the 734,004,926 shares of Common Stock issued and outstanding, the Series A Voting Preferred Stockholders are entitled to vote and have, in fact, voted in favor of the Corporate Action casting 374,342,512 affirmative votes. In addition, the Series A Voting Preferred Stockholders also own an aggregated of 46,597,921 shares of Common Stock and collectively, the Majority Consenting Stockholders affirmative vote represented 423,145,433 voting shares or 57.65% of the total voting capital stock of the Company as of the Record Date. In addition, a certain number of shares are reserved for issuance with respect to outstanding convertible notes. As of February 3, 2020, the number of shares underlying outstanding convertible notes is 3,765,995,074.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE
THE AUTHORIZED CAPITAL STOCK

General

The Corporation’s Board of Directors and the Majority Consenting Stockholders, by their execution to increase in the number of authorized shares of Common Stock from four billion five hundred million (4,500,000,000) shares of Common Stock to twenty billion (20,000,000,000 shares of Common Stock (the “Authorized Common Stock Share Increase”). The Corporation’s total authorized capital stock will consist of: (i) twenty billion (20,000,000,000) shares of Common Stock; and (ii) twenty million (20,000,000) shares of Preferred Stock. The Common Stock and the Preferred Stock are sometimes referred to as the “Authorized Capital Stock”. The Corporation’s Board of Directors may issue the Preferred Stock in one or more series and fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof pursuant to NRS 78.195 of the Nevada Revised Status.

Holders of Common Stock do not have preemptive rights to purchase or subscribe for any new issuances of Common Stock, the authorization and subsequent potential issuance of additional shares of Common Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock.

The Certificate of Amendment to the Company’s Articles of Incorporation is attached hereto as Exhibit B. The increase in Authorized Capital Stock will become effective upon the filing of the Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of the Definitive Information Statement to the Company’s stockholders.

Reason for and Effect of the Increase in Authorized Capital Stock

As of February 3, 2020, the Record Date, there were issued and outstanding (i) 734,004,926 shares of our Common Stock, and (ii) 1,000,000 shares of our Series A Voting Preferred. Based upon the 734,004,926 shares of Common Stock issued and outstanding, the Series A Voting Preferred Stockholders are entitled to vote and have, in fact, voted in favor of the Corporate Action casting 374,342,512 affirmative votes. In addition, the Series A Voting Preferred Stockholders also own an aggregated of 46,597,921 shares of Common Stock and collectively, the Majority Consenting Stockholders affirmative vote represented 423,145,433 voting shares or 57.65% of the total voting capital stock of the Company as of the Record Date. In addition, a certain number of shares are reserved for issuance with respect to outstanding convertible notes. As of February 3, 2020, the number of shares underlying outstanding convertible notes is 3,765,995,074.

We have been funding our operations utilizing proceeds from convertible notes and expect to do so until we begin to generate significant revenues from our proprietary physical therapy telehealth operations (“PHZIO”). As a result of funding the development of PHZIO and the costs of our operations by the issuance of shares of our Common Stock and the requirement of reserving shares underlying convertible notes, we expect in the near future to not have available a sufficient number of authorized but unissued shares of Common Stock for near term corporate purposes.

The additional shares of Common Stock for which authorization is sought would be part of the existing class of Common Stock, if and when issued. These shares would have the same rights and privileges as the shares of Common Stock currently outstanding. Holders of the Company’s Common Stock do not have preemptive rights to subscribe for and purchase any new or additional issues of Common Stock or securities convertible into Common Stock.

The Board of Directors believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders. The purpose of increasing the number of authorized shares of Common Stock is to have shares available for issuance for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation:

●	conversion of convertible securities;
●	reserving shares underlying convertible securities;
●	retiring convertible debt;
●	investment opportunities;
●	stock dividends and/or other distributions;
●	future financings and other corporate purposes; and
●	future acquisitions, among other purposes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS.

The following table lists the number of shares of Common Stock of our Company as of February 3, 2020, the Record Date, that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the rules of the SEC, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he/she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The business address of each beneficial owner listed is in care of 333 Las Olas Way, Suite 100, Ft. Lauderdale FL 33301, unless otherwise noted. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our Common Stock owned by them, except to the extent that power may be shared with a spouse.

As of February 3, 2020, we had 734,004,926 shares of Common Stock and 1,000,000 shares of Series A Voting Preferred Stock issued and outstanding.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)	Shares of Series A Preferred Stock Held (2)	Percentage of Series A Preferred Held	Number and Percentage of Total Voting Shares
Darwin Fogt, CEO and President	7,400,000	1.00%	170,000	17%	71,038,227 or 9.68%
Douglas MacLellan, Chairman	7,750,000	1.05%	170,000	17%	71,388,227 or 9.73%
David Markowski, CFO	3,100,000	0.42%	170,000	17%	66,738,337 or 9.09%
Curtis Hollister, CTO	26,747,921	3.64%	170,000	17%	90,386,148 or 12.31%
Brandon Rowberry, Director	500,000	0.06%	25,000	2.5%	9,858,563 or 1.34%
Doug Cole, Director	800,000	0.11%	75,000	7.5%	28,875,688 or 3.93%
Rochelle Pleskow, Director	300,000	0.04%	25,000	2.5%	9,658,563 or 1.32%
Directors and Officers (5 people)	46,597,921	6.32%	805,000	80.5%	347,943,753 or 47.40%

(1)	Applicable percentage ownership is based on 743,004,926 shares of Common Stock outstanding as of February 3, 2020. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of February 3, 2020 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)	The 1,000,0000 shares of Series A Preferred Shares have the right to vote in the aggregate, on all shareholder matters votes equal to 51% of the total shareholder vote on any and all shareholder matters. The Series A Preferred Stock will be entitled to this 51% voting right, representing at present 374,342,512 votes based on the 734,004,926 shares of Common Stock outstanding, no matter how many shares of Common Stock or other voting stock of the Company’s stock are issued and outstanding in the future.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our directors were elected to serve until the next annual meeting of shareholders and until his respective successors will have been elected and will have qualified. The following table sets forth the name, age and position held with respect to our present executive officers and directors:

Name	Age	Position(s)
Darwin Fogt	43	President, Chief Executive Officer and Member of the Board of Directors
David Markowski	57	Chief Financial Officer and Member of the Board of Directors
Douglas MacLellan	63	Chairman and Secretary
Curtis Hollister	46	Chief Technology Officer and Member of the Board of Directors
Douglas Cole	63	Member of the Board of Directors
Brandon Rowberry	44	Member of the Board of Directors
Rochelle Pleskow	57	Member of the Board of Directors

Darwin Fogt, President, CEO & Director. Mr. Fogt has been CEO of eWellness Corporation since May 2013. From 2001 to 2018, he was founder, President and practicing therapist of Evolution Physical Therapy, Inc., a privately held company in Los Angeles, CA providing sports and orthopedic physical therapy services. From 2008 to 2018, Mr. Fogt was also founder and President of Bebe PT, a physical therapy practice specializing in perinatal rehabilitation and wellness. Additionally, from 2012 to 2018 Mr. Fogt was the founder and President of Evolution Fitness, a primarily cash-based fitness and rehabilitation center serving high level athletes and clients in Culver City, CA. Mr. Fogt has consulted with and been published by numerous national publications including Runner’s World, Men’s Health, Men’s Journal, and various Physical Therapy specific magazines; his 13 plus years of experience include rehabilitating the general population, as well as professional athletes, Olympic gold medalists, and celebrities. Mr. Fogt earned his B.S. in Exercise Science from the University of Southern California in 1996 and his MPT (Master of Physical Therapy) from California State University: Long Beach in 2001. He is currently working toward earning his DPT (Doctor of Physical Therapy) degree.

David Markowski, Chief Financial Officer & Director. Mr. Markowski has been CFO of eWellness Corporation since May 2013. From October 1997 to October 2002 he was CEO and Co-Founder of GFNN, Inc. From 2002 to 2013 Mr. Markowski has maintained various active roles within GFNN’s subsidiaries including Founder, Director and CEO positions. From October 2009 to December 2011, he was the Director of Corporate Development for Visualant, Inc. From June 2003 to 2010 he was President of Angel Systems, Inc. an independent consulting firm with competencies in strategic marketing and business development. From January 1998 to October 1998, Mr. Markowski served as the Vice President of Finance for Medcom USA, a NASDAQ listed company. Prior to that, he had a decade of investment banking experience on Wall Street involved in financing start-ups and public offerings. He is a business development specialist with accolades in INC Magazine and others. Mr. Markowski obtained a BA degree in Marketing from Florida State University in 1982.

Curtis Hollister, Chief Technology Officer & Director. Mr. Hollister has been a founder and CTO of eWellness since May 2013. From November 2008 to present he has been the founder and President of Social Pixels, a privately held Canadian company focused on helping companies apply online media and digital campaigning. From November 2008 to present he has been the founder and President of Ripplefire, a privately held Canadian company also specializing in the digital campaigning space. He is a global entrepreneur and innovator known for his ability to identify and capitalize on industry trends. His high-profile projects include such clients as Government of Canada, AT&T, Bell Canada, Microsoft, Nokia, Conversant IP and TD Bank. From 1998 to 2002 Mr. Hollister founded and operated TeamCast.com, a technology spin-off focusing on peer-to-peer networking. From 1997 to 2002 Mr. Hollister founded and operated Intrasoft Technologies, a technology start-up to capitalize on the emerging Intranet application market. From 1995 to 1997 Mr. Hollister founded and operated Intranet Technologies, the first successful Internet service provider in Ottawa, Canada’s capital city. Mr. Hollister graduated from Center Hastings Secondary in 1991 and from 1991 to 1995 attended Carleton University with a special focus on Economics.

Douglas MacLellan, Chairman of the Board. Mr. MacLellan currently serves as Chairman of the Board of eWellness Corporation since May 2013. Mr. MacLellan is also an independent member of the board of directors of Oroplata Resources, Inc, (OTCQB: ORRP), a development stage Lithium mining company since October 2017 to the present. From November 2009 to December 2017, Mr. MacLellan was an independent director of ChinaNet Online Holdings, Inc. (NASDAQ: CNET) a media development, advertising and communications company. From June 2011 to present Mr. MacLellan has been Chairman of Innovare Products, Inc., a privately held company that develops innovative consumer products. From May 2014 to October 2016, Mr. MacLellan was a member of the Board as an independent director of Jameson Stanford Resources Corporation (OTCBB: JMSN) an early stage mining company. From September 1992 through April 2014, Mr. MacLellan was Chairman and chief executive officer at Radient Pharmaceuticals Corporation. (OTCQB: RXPC.PK), a vertically integrated specialty pharmaceutical company. He also continues to serve as president and chief executive officer for the MacLellan Group, an international financial advisory firm since 1992. From August 2005 to May 2009, Mr. MacLellan was co-founder and vice chairman at Ocean Smart, Inc., a Canadian based aquaculture company. From February 2002 to September 2006, Mr. MacLellan served as chairman and cofounder at Broadband Access MarketSpace, Ltd., a China based IT advisory firm, and was also co-founder at Datalex Corp., a software and IT company specializing in mainframe applications, from February 1997 to May 2002. Mr. MacLellan was educated at the University of Southern California in economics and international relations.

Douglas Cole, Director. Mr. Cole has been a Director of the company since May 2014. From 2005 to the present, Mr. Cole has been a Partner overseeing all ongoing deal activities with Objective Equity LLC, a boutique investment bank focused on the clean tech, mining and mineral sectors. From 2002 to 2005, Mr. Cole has played various executive roles as Executive Vice Chairman, Chief Executive Officer and President of TWL Corporation (TWLP.OB). From May 2000 to September 2005, he was also the Director of Lair of the Bear, The University of California Family Camp located in Pinecrest, California. During the period between 1991 and 1998, he was the CEO of HealthSoft and he also founded and operated Great Bear Technology, which acquired Sony Image Soft and Starpress, then went public and eventually sold to Graphix Zone. In 1995 Mr. Cole was honored by NEA, a leading venture capital firm, as CEO of the year for his work in the Starpress integration. Since 1982 he has been very active with the University of California, Berkeley mentoring early-stage technology companies. Mr. Cole obtained his BA in Social Sciences from UC Berkeley in 1978.

Brandon Rowberry, Director. Mr. Rowberry has been a Director since June 2014. He is a well-known healthcare innovation executive. From 2010 to 201, he drove enterprise-wide Innovation/Venturing for United Health Group where in 2012 they were awarded the prestigious PDMA Outstanding Corporate Innovation Award. From 2012 to present, he has also been Managing Director of 7R Ventures an investment and advisory firm. From 2005 to 2009, he was Director of Strategy & Innovation at Circuit City. From 2001 to 2005, he was a Sr. Corporate Consultant focusing on Organizational Development and Innovation at Hallmark. From 2000 to 2001, he was a Manager of Organizational Development & Innovation at Honeywell. Mr. Rowberry has also been a frequent corporate innovation guest speaker on NBC, FOX, ABC. Mr. Rowberry obtained his Master of Organizational Behavior from Marriott School of Business, BYU in 2000.

Rochelle Pleskow, Director. From 2010 through 2014, Ms. Pleskow served as the Chief Healthcare Information Officer for Hewlett Packard. She developed the framework of healthcare analytics platform, which encompasses quality improvement, outcomes analysis, patient safety, operational analytics, clinical informatics, physician performance, and regulatory compliance monitoring for health plans, hospitals and physicians. From 2008 through 2010, she acted as a senior consultant to various companies on healthcare policy and procedures including acting as an advisor for ASP model start-up, whose business included a HIPAA/HL7 and PCI compliant processing tool, which verifies a patient’s insurance coverage, accurately calculates out-of-pocket costs, and processes payments in one system and at the time of service. This model improves revenue cycle management as it accelerates the collection of patient payments. From 2007 through 2008, she was Director of business Architecture for Blue Shield of California, where she developed the business framework and core elements of a large-scale IT systems implementation to increase competitive advantage for Blue Shield of California. Re-engineered core business processes in Health Services Division to modernize the technology.

Director Qualifications

We seek directors with established strong professional reputations and experience in areas relevant to the strategy and operations of our businesses. We also seek directors who possess the qualities of integrity and candor, who have strong analytical skills and who are willing to engage management and each other in a constructive and collaborative fashion, in addition to the ability and commitment to devote time and energy to service on the Board and its committees, as necessary. We believe that all our directors meet the foregoing qualifications.

The Board believes that the leadership skills and other experience of the Board members described below, in addition to each person’s experience set forth above in their respective biographies, provide the Company with a range of perspectives and judgment necessary to guide our strategies and monitor our executives’ business execution.

Darwin Fogt. Mr. Fogt is a co-founder of the Company and has been serving as a PT for over 12 years and has built three successful physical therapy practices. Mr. Fogt has contributed to the Board’s strong leadership and vision for the development of the Company’s innovative business model.

Douglas MacLellan. Mr. MacLellan is a co-founder of the Company and has been serving as an officer and/or director of various advance technology and high growth companies over the past 20 years. Mr. MacLellan has contributed to the Board’s strong leadership and vision for the development of the Company’s innovative business model.

Curtis Hollister. Mr. Hollister is a co-founder of the Company and has been serving in senior management positions in various advance technology, software and video content business over the past 20 years. He holds a wealth of experience in software development, video content management and network technology.

David Markowski. Mr. Markowski is a co-founder of the Company and has been serving in senior management positions in various companies over the past 20 years, with an emphasis on corporate finance, accounting, audit, financial modeling and marketing. He holds a wealth of experience in company management skills.

Doug Cole. Mr. Cole is an international business executive with over 20 years of active management and board roles in various software, educational and technology public and private companies.

Brandon Rowberry. Mr. Rowberry has held over 15 years in senior management positions as an innovation expert in various advance technology and healthcare industries. He is anticipated to greatly expand our industry relationships within healthcare insurers and the telemedicine industry.

Rochelle Pleskow. Ms. Pleskow holds a vast knowledge base on healthcare informatics and the scaling of various technology implementations at selected large-scale technology and healthcare companies and is anticipated to be a good addition to its board of directors as the Company implements its anticipated white label program to physical therapy clinics through the U.S. marketplace.

Involvement in Certain Legal Proceedings

To the best of the Company’s knowledge, none of the following events occurred during the past ten years that are material to an evaluation of the ability or integrity of any of our executive officers, directors or promoters:

(1) A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

(5) Found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i) Any Federal or State securities or commodities law or regulation; or

(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Promoters and Certain Control Persons

In light of the efforts and services they provided to the Private Co. prior to the Share Exchange, we believe that Douglas MacLellan and Darwin Fogt may be deemed “promoters” (within the meaning of Rule 405 under the Securities Act), since they took the initiative in the formation of our business and received 10% of our equity securities in exchange for the contribution of property or services, during the last five years. In addition, Gregg C. E. Johnson may be deemed a “promoter” of the Company as a result of his receipt of shares of our common stock at the time of completion of the Share Exchange.

Corporate Governance and Director Independence

Presently, we are not currently listed on a national securities exchange or in an inter-dealer quotation system and therefore are not required to comply with the director independence requirements of any securities exchange. In determining whether our directors are independent, however, we intend to comply with the rules of NASDAQ. The board of directors will also consult with counsel to ensure that the boards of director’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors, including those adopted under the Sarbanes-Oxley Act of 2002 with respect to the independence of audit committee members. Nasdaq Listing Rule 5605(a)(2) defines an “independent director” generally as a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that Mr. Cole, Mr. Rowberry and Ms. Pleskow would qualify as “independent” as that term is defined by Nasdaq Listing Rule 5605(a)(2). Further, Mr. Cole qualifies as “independent” under Nasdaq Listing Rules applicable to board committees.

Due to our lack of operations and size prior to the Share Exchange, we did not have an Audit Committee. For these same reasons, we did not have any other separate committees prior to the Share Exchange; all functions of a nominating committee, audit committee and compensation committee were performed by our sole director. Although, as stated above, we are not the subject of any listing requirements, in connection with the Share Exchange, our Board of Directors established several committees to assist it in carrying out its duties. In particular, committees shall work on key issues in greater detail than would be practical at a meeting of all the members of the Board of Directors; each committee reviews the results of its deliberations with the full Board of Directors.

The standing committees of the Board of Directors currently consist of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Current copies of the charters for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, as well as our Corporate Governance Guidelines, Code of Ethics and Business Conduct, may be found on our website at www.ewellnesshealth.com, under the heading “Corporate Information—Governance Documents.” Printed versions also are available to any stockholder who requests them by writing to our corporate Secretary at our corporate address. Our Board of Directors may, from time to time, establish certain other committees to facilitate our management.

The Board will consider appointing members to each of the Committees when enough independent directors are appointed to the Board or as otherwise determined by the Board. Until such time, the full board of directors will undertake the duties of the audit committee, compensation committee and nominating committee.

EXECUTIVE COMPENSATION

For the fiscal years ended December 31, 2018 and 2017, we did not pay any compensation to our executive officers, nor did any other person receive a total annual salary and bonus exceeding $100,000.

Following the Share Exchange, we do not currently have any formal employment salary arrangement with any of our new officers. However, the Board determined that the following salaries shall be accrued on a monthly basis as contributed capital and compensation for the following individuals for the services they provide to us after the Share Exchange, effective January 1, 2014, which shall be deferred subject to the Company achieving profitability:

After 1-1-14, but before profitability

Monthly	Recognized	Contributed	Compensated
Douglas MacLellan, Chairman	$20,000	$11,000	$9,000
Darwin Fogt, CEO/President	$14,000	$7,000	$7,000
David Markowski, CFO	$14,000	$7,000	$7,000
Curtis Hollister, CTO	$14,000	$7,000	$7,000

At profitability and after

Monthly	Recognized	Contributed	Compensated
Douglas MacLellan, Chairman	$20,000	$0	$20,000
Darwin Fogt, CEO/President	$14,000	$0	$14,000
David Markowski, CFO	$14,000	$0	$14,000
Curtis Hollister, CTO	$14,000	$0	$14,000

All of our current officers have agreed to defer their compensation until such time as we are cash flow positive; therefore, none of our officers have received any compensation as of the date of this Report. No retirement, pension, profit sharing or insurance programs or other similar programs have been adopted by the Company for the benefit of the Company’s employees. The Company has adopted a stock option plan for officers, directors and consultants.

Director’s Compensation

There is no formal or informal arrangements or agreements to compensate employee directors for service provided as a director; however, compensation for new non-employee directors is determined on an ad hoc basis by the existing members of the board of directors at the time a director is elected.

Our non-employee directors have agreed to defer payment of any accrued directors’ fees until the Company is profitable. Currently the Company is accruing $2,000 per month for the non-employee directors. They are entitled to receive reimbursement of out-of-pocket expenses.

Compensation Policies and Practices as They Relate to the Company’s Risk Management

We believe that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on us.

Employment Contracts

We do not have any formal employment agreement with any of the officers. Any future compensation will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any compensation until the Company maintains a positive cash flow.

Outstanding Equity Awards

On January 2, 2018, the Board of Directors approved the 2018 Equity Incentive Plan pursuant to which officers, directors and certain consultants will be eligible to be issued shares of common stock upon authorization by the Board. The maximum number of shares reserved and available for issuance is 20,000,000 shares of common stock. On November 1, 2018, the Company issued 17,400,000 shares to officers, directors and certain consultants under this plan. The value of the shares was $1,566,000 of which $1,215,912 was recorded as reduction to contributed capital.

Option Grants

During the year ended December 31, 2018, there were no options granted. At the year ended December 31, 2018, there were 2,850,000 stock options outstanding at an exercise price of $.80.

Aggregated Option Exercises and Fiscal Year-End Option Value

There were no stock options exercised during the year ending December 31, 2018 and 2017 by our executive officers.

Long-Term Incentive Plan (“LTIP”) Awards

There were no awards made to any named executive officers in the last completed fiscal year under any LTIP.

ADDITIONAL INFORMATION

The Company is subject to the filing requirements of the Exchange Act, and in accordance therewith files reports, proxy/information statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “Exchange Act Filings”) with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C, 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

We will provide without charge, to each person to whom a proxy/information statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Such requests should be directed to the address and phone number indicated below. This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

By order of the Board of Directors of

eWellness Healthcare Corporation

February 5, 2020

By:	/s/ Darwin Fogt
Darwin Fogt,
Chief Executive Officer, President and Director

Exhibit A

JOINT WRITTEN CONSENT

OF THE

BOARD OF DIRECTORS

AND

MAJORITY CONSENTING STOCKHOLDERS

OF

eWELLNESS HEALTHCARE CORPORATION

The undersigned, being all of the members of the Board of Directors of eWellness Healthcare Corporation, a Nevada corporation (the “Corporation”), acting together with the written consent of the holders (the “Majority Consenting Stockholders”) of a majority of the outstanding voting shares of the Corporation’s common stock, par value $0.001 (the “Common Stock”) and Series A Preferred Stock, par value $0.001, acting pursuant to the authority granted by NRS 78.32(2) of the Nevada Revised Statutes (“NRS”), do hereby adopt the following resolutions as of this 3rd day of February 2020 (the “Joint Written Consent”).

WHEREAS, the Corporation does not have available a sufficient number of authorized but unissued and unreserved shares of Common Stock to fulfill its obligation with respect to its convertible notes outstanding; and

WHEREAS, the Board of Directors of the Corporation has authorized and approved the filing of a Certificate of Amendment to the Corporation’s Articles of Incorporation with the State of Nevada for the purpose of increasing the number of authorized shares of Common Stock from four billion five hundred million (4,500,000,000) shares of Common Stock to twenty billion (20,000,000,000 shares of Common Stock, par value $0.001, without changing the authorized twenty million (20,000,000) shares of preferred stock, par value $0.001; and

WHEREAS, in order to ratify, approve and file the Certificate of Amendment with the State of Nevada, the Corporation is required under the provisions of NRS 78.320(2) to obtain the approval of stockholders holding at least a majority of the voting power, whether at a meeting of stockholders of by the written consent of stockholders holding at least a majority of the voting power (the “Majority Consenting Stockholders”); and

WHEREAS, the Corporation has received the written consent of the Majority Consenting Stockholders, a copy of which is attached to this Joint Consent of the Corporation’s Board of Directors and Majority Consenting Stockholders.

NOW, THEREFORE, BE IT RESOLVED as follows:

RESOLVED, that the Corporation file: (i) an Information Statement on Schedule 14C with the SEC with respect to the increase in authorized capital stock (the “Amendment”); and (ii) a Certificate of Amendment to its Articles of Incorporation with the State of Nevada for the purpose of increasing its authorized capital stock from 12,020,000,000 shares of capital stock, par value $0.001, consisting of: (i) 20,000,000,000 shares of common stock, par value $0.001; and (ii) 20,000,000 shares of preferred stock, par value $0.001, to 20,020,000,000 shares of capital stock, par value $0.001, consisting of: (iii) 20,000,000,000 shares of common stock, par value $0.001; and (iv) 20,000,000 shares of preferred stock, par value $0.001; and

FURTHER RESOLVED, that this Joint Written Consent of the Board of Directors and Majority Consenting Stockholders shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the Majority Consenting Stockholders of this Corporation; and

FURTHER RESOLVED, that this Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document, all counterparts of which shall be construed together and shall constitute a single Joint Written Consent; and

FURTHER RESOLVED, that the undersigned members of the Corporation’s Board of Directors and the Majority Consenting Stockholders of the Corporation, hereby authorize, ratify and approve the forgoing actions pursuant to the provisions of the NRS and thereby direct that this Joint Written Consent of the Board of Directors and Majority Stockholder be filed with the minutes of the meetings of the Corporation.

The Majority Consenting Stockholders holding 423,145,433 shares of voting capital stock, representing 57.65% of the total voting capital stock, have consented to the adoption of the above resolutions.

FURTHER RESOLVED, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as duly authorized actions of the Corporation. This Joint Written Consent shall be added to the corporate records of the Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

eWELLNESS HEALTHCARE CORPORATION

/s/: Douglas MacLellan
Douglas MacLellan, Chairman

/s/: Darwin Fogt
Darwin Fogt, CEO and Director

/s/: David Markowski
David Markowski, CFO and Director

/s/: Curtis Hollister
Curtis Hollister, CTO and Director

/s/: Douglas Cole
Douglas Cole, Director

/s/: Brandon Rowberry
Brandon Rowberry, Director

/s/: Rochelle Pleskow
Rochelle Pleskow, Director

MAJORITY CONSENTING STOCKHOLDERS

Name	Shares of Series A Voting Preferred Stock	Shares of Common Stock	Voting Capital Stock (1)
/s/: Darwin Fogt	170,000 shares	7,400,000 shares	71,038,227 or 9.68%
/s/: Curtis Hollister	170,000 shares	26,747,921 shares	90,386,148 or 12.31%
/s/: Douglas C. MacLellan	170,000 shares	7,750,000 shares	71,388,227 or 9.73%
/s/: David Markowski	170,000 shares	3,100,000 shares	66,738,227 or 9.09%
/s/: Michael Block	170,000 shares	2,000,000 shares	65,638,227 or 8.94%
/s/: Doug Cole	75,000 shares	800,000 shares	28,875,688 or 3.93%
/s/: Brandon Rowberry	25,000 shares	500,000 shares	9,858,563 or 1.34%
/s/: Rochelle Pleskow	25,000 shares	300,000 shares	9,658,563 or 1.32%
/s/: Donna Moore	25,000 shares	205,000 shares	9,563,563 or 1.30%
Total	1,000,000 shares	48,802,921 shares	423,145,433 or 57.65%

(1)	Applicable percentage ownership is based on total voting shares and 734,004,927 shares of Common Stock outstanding as of February 3, 2020. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of February 3, 2020, the Record Date, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Exhibit B

STATE OF NEVADA

ARTICLE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

eWellness Healthcare Corporation, a corporation organized and existing under and by virtue of the NRS 78 of the State of Nevada does hereby certify:

FIRST: That at a meeting of the Board of Directors of eWellness Healthcare Corporation (the “Corporation”) resolutions were duly adopted setting forth a proposed amendment of the Articles of Incorporation of said Corporation, declaring said amendment to be advisable and based upon the written consent of stockholder of said Corporation holding a majority of the outstanding shares of common stock for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Articles of Incorporation of this Corporation be amended by changing the ARTICLE VI so that, as amended, said Article shall be and read as follows:

“ARTICLE VI: The Corporation shall be authorized to issue twenty billion and 20 million (20,020,000,000) shares of capital stock, of which twenty billion (20,000,000,000) shares shall be shares of common stock, par value $0.001 per share (“Common Stock”) and twenty million (20,000,000) shares shall be shares of preferred stock, par value of $0.001 per share, which may be issued in one or more series (“Preferred Stock”). The Board of Directors of the Corporation is authorized to fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof pursuant to NRS 78.195.”

SECOND: That thereafter, pursuant to resolution of its Board of Director, and based upon the written consent of holder of a majority of the shares of common of said Corporation in accordance with section 78.320 of Nevada Revised Statutes, the necessary number of shares as required by statute, were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of NRS 78 of the State of Nevada.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this __th day of February, 2020.

By:	/s/ Darwin Fogt
Name:	Darwin Fogt
Title:	Chief Executive Officer, President and Director